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                             [COMERICA LETTERHEAD]

                                                                       EXHIBIT 5

                                            500 Woodward Avenue, 33rd Floor
                                            Detroit, Michigan  48226
                                            (313) 222-3432

March 31, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:      COMERICA INCORPORATED -- REGISTRATION STATEMENT ON
         FORM S-8

Dear Sir/Madam:

I am Senior Vice President, Assistant Secretary and General Counsel-Investment Bank and Corporate Finance to Comerica Incorporated, a Delaware corporation (the "Corporation"). This opinion is being rendered with respect to the registration statement on Form S-8 filed by the Corporation with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933 (the "Act"), as amended, 16,000,000 shares of Common Stock, $5.00 par value, of the Corporation (the "Securities"). The Securities are to be issued under the Amended and Restated Comerica Incorporated 1997 Long-Term Incentive Plan (the "Plan").

I have examined such certificates, instruments, and documents and reviewed such questions of law as I have considered necessary or appropriate for the purposes of this opinion, and, on the basis of such examination and review, I advise you that, in my opinion:

The Securities have been duly authorized and, when issued in accordance with the terms of the Plan, will be legally issued.

I hereby consent to the filing of this opinion as an exhibit to the registration statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Mark W. Yonkman
Mark W. Yonkman, Esquire
Senior Vice President,
  Assistant Secretary and
  General Counsel-Investment
  Bank and Corporate Finance
Comerica Incorporated